Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) of our report dated January 15, 2021, relating to the balance sheet of Viant Technology Inc., appearing in the Registration Statement No. 333-252117 on Form S-1 of Viant Technology Inc. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/ Deloitte & Touche LLP Costa Mesa, California
February 9, 2021